UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 22, 2016 (July 18, 2016)

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into Letter of Intent with Zapata

On July 18, 2016, Implant Sciences Corporation (the “Company”) entered into a Letter of Intent (the “LOI”) with Zapata Industries SAS (“Zapata”), pursuant to which the Company intends to acquire all the issued and outstanding shares of Zapata, or all of Zapata’s business, excluding inventory (with the Company having the right to purchase all or a portion of the inventory of Zapata at cost), in exchange for (i) a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) equal to 60% of the total issued and outstanding shares of Common Stock on a fully-diluted basis (treating any preferred stock on an as converted basis and any warrants on an as exercised basis), (ii) $15,000,000 in cash and (iii) warrants to purchase 50,000,000 shares of Common Stock at an exercise price of $1.50 per share with a four-year term. This transaction is hereinafter referred to as the “Zapata Acquisition.”

Among other customary closing conditions, the closing of the Zapata Acquisition would be subject to the following closing conditions: (i) the negotiation and execution of a definitive agreement for the Zapata Acquisition; (ii) completion by both parties of their due diligence review; (iii) the Company shall have repaid all of its outstanding indebtedness, so that it is debt free, (iv) no material adverse change in Zapata’s business, operations, prospects or financial condition; (v) the Company at the time of closing shall have cash in hand of $20,000,000 after paying the $15,000,000 purchase price; (vi) the Company shall have re-domesticated from Massachusetts to Delaware; (vii) the board of directors of the Company shall consist of seven individuals, all of whom shall be approved by Zapata, including three directors appointed by the Company, one of whom shall be Robert Liscouski, currently the Company’s President and Director, who shall serve as the Chairman of the Board and as an executive officer of the Company following the closing of the Zapata Acquisition; (viii) the Company shall have completed any required SEC or other regulatory review and obtained all required shareholder, governmental and court approvals; (ix) the Company shall have adopted a new equity incentive plan; (x) neither the Company nor Zapata shall be subject to any litigation or threatened litigation that could, in the reasonable discretion of the other party, cause a material adverse effect on the Company’s or Zapata’s business, respectively, following the closing of the Zapata Acquisition or that seeks to prevent such closing; (xi) the Company shall have entered into a new employment agreement with Franky Zapata and shall have entered into good faith negotiations for entry into employment agreements with Seth Gerszberg and Robert Liscouski; (xii) Zapata shall have completed, and provided to the Company, all required audits; (xiii) Zapata shall have completed any required regulatory review and obtained all required shareholder, governmental and third party consents, including the consent of the French government, if required; and (xiv) the stockholders of Zapata shall have entered into non-competition agreements with the Company for a period of four years (in addition to any obligations under employment agreements).

The LOI provides that Zapata may not solicit, initiate or enter into discussions, negotiations or transactions with any other party concerning the disposition of Zapata or any similar transaction until October 15, 2016.

The LOI also has a binding provision that provides that if the Zapata Acquisition does not occur (other than due to a Zapata breach), the Company will reimburse Zapata for expenses incurred by Zapata in connection with the Zapata Acquisition to the extent that such expenses were for the joint benefit of the parties and approved by the Company.

The Company agreed to pay Zapata a $350,000 break-up fee if the Company is not ready, willing or able to consummate the Zapata Acquisition on the business terms provided for in the LOI, and Zapata similarly agreed to pay a $350,000 break-up fee if the Company is ready, willing and able to consummate the Zapata Acquisition on the business terms provided for in the LOI, but Zapata chooses not to consummate the Zapata Acquisition.

About Zapata

Zapata aims to transform Human based transportation in sea, land and air. Its current products for use in watersports include the Flyboard 3.0, the Hoverboard 1.0, and the JetPack by ZR. Zapata’s products have been featured in many entertainment and racing venues throughout the world.  Zapata recently unveiled its breakthrough product Flyboard air for air travel. Zapata Founder Franky Zapata recently set the Guinness World Record for farthest hover-board flight (2,252 meters).  Zapata’s research and development is focused on next generation products including a jet ski product that will enable dual function as jet ski on water and to fly in air as well as the next generation product of

Flyboard air to accommodate a seated position.  The Zapata team has won 6 European titles and 2 world champion trophies, and has a wealth of expertise in hydro-propulsion.  The Zapata Racing® team became the official brand of Personal Water Crafts Product in 2008.

Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement

On April 6, 2016, the Company, the Company’s subsidiaries C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. (collectively, the “Guarantors”), DMRJ Group LLC (“DMRJ”) and Montsant Partners LLC (the “Assignee”) agreed to enter into an Omnibus Fourteenth Amendment to Credit Agreement and Sixteenth Amendment to Note and Warrant Purchase Agreement, effective as of March 30, 2016 (the “Fourteenth Amendment”), subject to certain conditions and post-closing effectiveness conditions, to extend the maturity date of the Company’s obligations to DMRJ and the Assignee and change other various elements of the Company’s credit arrangements with DMRJ and the Assignee, including the removal of the “blocker” provision that limits the conversion by DMRJ and the Assignee of their convertible secured promissory notes into common stock to 4.99% of the then issued and outstanding shares of the Company at any one time.  However, despite the best efforts of the Company, DMRJ and the Assignee, certain post-closing effectiveness conditions to the Fourteenth Amendment with respect to the delivery of an opinion of counsel and payment of the fees and expenses of DMRJ and the Assignee were not satisfied, and the Fourteenth Amendment was, therefore, never deemed effective, resulting in the Company being in default of its obligations to DMRJ and the Assignee since March 31, 2016.

On July 20, 2016, the Company, the Company’s subsidiaries C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. (collectively, the “Guarantors”), DMRJ Group LLC (“DMRJ”) and Montsant Partners LLC (the “Assignee”) agreed to enter into an Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”), effective as of June 30, 2016, pursuant to which:

•

the maturity of all of the Company’s indebtedness to DMRJ under (i) the amended and restated senior secured convertible promissory note, dated March 12, 2009 (as amended, the “March 2009 Note”), (ii) the senior secured promissory note dated July 1, 2009 (as amended, the “July 2009 Note”), (iii) the credit agreement dated September 4, 2009 (as amended, the “September 2009 Credit Agreement”), (iv) the senior secured convertible promissory note, dated September 5, 2012 (as amended, the “September 2012 Note”), and (v) the senior secured convertible promissory note, dated February 28, 2013 (as amended, the “February 2013 Note”) were each extended to October 31, 2016;

•

the “blocker” provisions of the March 2009 Note held by the Assignee, limiting the number of shares of Common Stock, to be issued upon the conversion of such notes, when aggregated with the all other shares of Common Stock beneficially owned by the holders of such notes at that time, to 4.99% of the then issued and outstanding shares of the Common Stock outstanding at such time, were confirmed as never having been deleted by the Fourteenth Amendment and an identical “blocker” provision was added to the September 2012 Note held by DMRJ;

•

the conversion and anti-dilution provisions of the February 2013 Note held by DMRJ were deleted in their entirety, and the conversion provisions of the September 2012 Note were limited to an aggregate total of $7,000,000 in obligations thereunder;

•

the conversion price for the September 2012 Note was reduced from $1.09 to $0.19 per share for up to $7,000,000 of the obligations thereunder, DMRJ agreed to convert $7,000,000 of the principal under the September 2012 Note prior to the consummation of the Zapata Acquisition, and the remaining conversion rights under the September 2012 Note and the February 2013 Note were waived;

•

the Company agreed to amend the Company’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”), Series I Convertible Preferred Stock (the “Series I Preferred Stock”) and Series J Convertible Preferred Stock (the “Series J Preferred Stock” and together with the Series H Preferred Stock and the Series I Preferred Stock, the “Amended Preferred Stock Series”) to correct and amend and reinsert the 4.99% “blocker” provisions in lieu and in replacement of the similar provision that was added in the

Articles of Amendment to the Restated Articles of Organization that was filed on July 18, 2016, as more fully described below under the heading “Amendments to Preferred Stock”;

•

in connection with the Zapata Acquisition, the Company agreed, subject to the approval of its stockholders, to (i) re-domesticate from Massachusetts to Delaware and (ii) amend its Articles of Organization to increase its authorized share capital to 650,000,000 shares of Common Stock;

•

the Company agreed to issue to DMRJ the Warrant as described below under the heading “Issuance of Warrant”;

•

DMRJ and the Assignee waived any defaults from the failure of the effectiveness of the Fourteenth Amendment; and

•

the Guarantors acknowledged and reconfirmed their respective obligations as guarantors of the Company’s obligations under the Notes and the Company’s other related credit documents.

Pursuant to its terms, the maturity of the Company’s indebtedness to certain investors under the Note Purchase Agreement, dated March 19, 2014, as amended, between the Company, the Guarantors, the investors named therein and BAM Administrative Services LLC, as administrative agent for the investors thereunder, was automatically extended to October 30, 2016 as a result of the extension of the maturity date for the July 2009 Note and September 2009 Credit Agreement under the Purchase Agreement Amendment.

Issuance of Warrant

In connection with the loan extensions described above, on July 20, 2016, the Company issued to DMRJ a warrant (the “Warrant”) to purchase up to 50,657,894 shares of Common Stock at an exercise price of no lower than $0.19 per share with a five-year term, first exercisable on October 31, 2016.  The Warrant will terminate in the event that the Zapata Acquisition is not consummated on or prior to January 31, 2017 (including if the Company’s shareholders do not approve the Zapata Acquisition or if either the Company or Zapata abandons its efforts to consummate the Zapata Acquisition prior thereto), and any shares issued under the Warrant prior to such termination will be sold by DMRJ to the Company for the exercise price paid therefor.  The specific exercise price shall be the higher of: (i) $0.19 per share; and (ii) in the event the Company sells its existing business (which would not include any assets acquired by the Company in the Zapata Acquisition) on or prior to October 31, 2016, the implied price per share in such sale (excluding any Warrant shares and any shares issued in the Zapata Acquisition and, if converted prior to such time, treating the September 2012 Note as if it had not been converted).

Amendments to Preferred Stock

On July 18, 2016, in anticipation of the Purchase Agreement Amendment, the Company adopted and filed Articles of Amendment to the Restated Articles of Organization of the Company (the “July 18 Preferred Stock Articles of Amendment”), pursuant to which:

•

the initial conversion price of the Series H Preferred Stock was changed from $1,090 per share to $190 per share; and

•

the “blocker” provisions of each Amended Preferred Stock Series limiting the number of shares of the Common Stock to be issued upon the conversion of the applicable Amended Preferred Stock Series, when aggregated with the all other shares of Common Stock beneficially owned by the holder of such Amended Preferred Stock Series at that time, to 4.99% of the then issued and outstanding shares of the Common Stock outstanding at such time, which the Company purported to delete in the Articles of Amendment filed in connection with the Fourteenth Amendment, were reinserted.

As required by the Purchase Agreement Amendment, the Company adopted on July 20, 2016, and filed on July 21, 2016, Articles of Amendment to the Restated Articles of Organization of the Company (the “July 21 Preferred Stock Articles of Amendment”), pursuant to which:

•

each of the Amended Preferred Stock Series was corrected and amended to reinsert the “blocker” provisions of each Amended Preferred Stock Series limiting the number of shares of the Common Stock to be issued upon the conversion of the applicable Amended Preferred Stock Series, when aggregated with the all other shares of Common Stock beneficially owned by the holder of such Amended Preferred Stock Series at that time, to 4.99% of the then issued and outstanding shares of the Common Stock outstanding at such time, in lieu and in replacement of the similar provisions in the July 18 Preferred Stock Articles of Amendment.

The foregoing descriptions of the LOI, the Purchase Agreement Amendment, the Warrant, the July 18 Preferred Stock Articles of Amendment and the July 20 Preferred Stock Articles of Amendment are not complete and each is qualified in its entirety by reference to the full terms and conditions of the documents, which are filed as Exhibits 3.2, 3.3, 4.1, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On July 18, 2016, the Company adopted and on July 20, 2016 filed the Articles of Amendment to its Restated Articles of Organization (the “Common Stock Articles of Amendment”) that were previously approved by the Company’s stockholders at the Company’s 2015 annual meeting of stockholders on July 1, 2015 to increase the number of authorized shares of Common Stock from 200,000,000 shares to 250,000,000 shares.  The foregoing description of the Common Stock Articles of Amendment is not complete and is qualified in its entirety by reference to the full terms and conditions of the document, which is filed as Exhibits 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 18, 2016, the Company adopted and filed the July 18 Preferred Stock Articles of Amendment to decrease the initial conversion price of the Series H Preferred Stock from $1,090 per share to $190 per share and reinsert the 4.99% “blocker” provisions of each Amended Preferred Stock Series which the Company purported to delete in the Articles of Amendment filed in connection with the Fourteenth Amendment.  The Company adopted on July 20, 2016, and filed on July 21, 2016, the July 21 Preferred Stock Articles of Amendment to correct and reinsert the 4.99% “blocker” provisions of each Amended Preferred Stock Series in lieu and in replacement of the similar provisions in the July 18 Preferred Stock Articles of Amendment.

Descriptions of the material terms of such amendments are set forth in Item 1.01 above, and are incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

On July 21, 2016, the Company issued (i) a press releases announcing the LOI and (ii) a press release announcing the Purchase Agreement Amendment, each as described in Item 1.01 above.

The press release announcing the LOI is attached hereto as Exhibit 99.1 and the press release announcing the Purchase Agreement Amendment is attached hereto as Exhibit 99.2, and each press release is incorporated herein by this reference.  Each press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

The Company during 2016 has conducted a comprehensive process to explore the sale of the Company or its existing Explosive Trace Detection (ETD) business.  With unanimous consent and guidance from the Company’s board of directors, the Company contacted over 50 companies.  12 non–disclosure agreements were subsequently executed and currently the Company is in discussions with several potential acquirors.  In addition to the other closing conditions that must be satisfied to consummate the Zapata Acquisition as described above, the Company currently anticipates that the proceeds from a sale of the ETD business will be sufficient to retire all of the Company’s non-convertible debt and retire all outstanding convertible debt of the Company that has not been previously converted, and pay all fees and expenses associated with the sale.  This process continues and the Company anticipates reaching a conclusion on these potential sale activities in the next quarter.

In addition, the Company is actively pursuing a number of impactful orders for the ETD business.  The extent to which these orders are awarded (or not awarded) will affect the value of, and the proceeds from the sale of the ETD business.

While management believes that it will be able to execute on its strategy for the sale of the ETD business, there is no assurance that the Company will be able to consummate a sale or that such a sale will generate sufficient cash proceeds to allow the Company to meet the minimum cash on hand of $35,000,000 (including the $15,000,000 cash purchase price) and to repay the Company’s outstanding indebtedness, which are both conditions to the closing of the Zapata Acquisition.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1

Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted on July 18, 2016 and filed on July 20, 2016, to increase the number of authorized shares of Common Stock.

3.2	Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted and filed on July 18, 2016, to amend the terms of the Amended Preferred Stock Series.
3.3

Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted on July 20, 2016 and filed on July 21, 2016, to amend the terms of the Amended Preferred Stock Series.

4.1	Warrant to Purchase Shares of Common Stock, dated July 20, 2016, issued by Implant Sciences Corporation to DMRJ Group LLC.
10.1

Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement, dated as of July 20, 2016 and effective June 30, 2016, among Implant Sciences Corporation, the Guarantors named therein, DMRJ Group LLC and Montsant Partners LLC.

10.2	Term Sheet, dated July 18, 2016, by and between Implant Sciences Corporation and Zapata Industries SAS.
99.1	Press Release of Implant Sciences Corporation, dated July 21, 2016, to announce the LOI.
99.2	Press Release of Implant Sciences Corporation, dated July 21, 2016, to announce the Purchase Agreement Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Roger P. Deschenes

        Name:  Roger P. Deschenes

        Title: Vice President, Finance and Chief Financial Officer

Date:  July 22, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1

Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted on July 18, 2016 and filed on July 20, 2016, to increase the number of authorized shares of Common Stock.

3.2	Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted and filed on July 18, 2016, to amend the terms of the Amended Preferred Stock Series.
3.3

Articles of Amendment to the Restated Articles of Organization of Implant Sciences Corporation, adopted on July 20, 2016 and filed on July 21, 2016, to amend the terms of the Amended Preferred Stock Series.

4.1	Warrant to Purchase Shares of Common Stock, dated July 20, 2016, issued by Implant Sciences Corporation to DMRJ Group LLC.
10.1

Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement, dated as of July 20, 2016 and effective June 30, 2016, among Implant Sciences Corporation, the Guarantors named therein, DMRJ Group LLC and Montsant Partners LLC.

10.2	Term Sheet, dated July 18, 2016, by and between Implant Sciences Corporation and Zapata Industries SAS.
99.1	Press Release of Implant Sciences Corporation, dated July 21, 2016, to announce the LOI.
99.2	Press Release of Implant Sciences Corporation, dated July 21, 2016, to announce the Purchase Agreement Amendment.